UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2006

Pierre Foods, Inc.

(Exact name of Registrant as specified in its charter)

North Carolina	0-7277	56-0945643
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

9990 Princeton Road, Cincinnati, OH	45246
(Address of principal executive offices)	(Zip code)

513-874-8741

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

On May 19, 2006, Pierre Foods, Inc. (“Pierre”) filed a Current Report on Form 8-K with the Securities and Exchange Commission reporting certain information under Item 1.01 (Entry into a Material Definitive Agreement) that should have been reported under Item 8.01 (Other Events).  This Amendment is being filed to report such information under Item 8.01.

Item 8.01 Other Events.

On May 15, 2006, Pierre entered into a Supply Agreement and a related Formula Agreement with Hardee’s Food Systems, Inc. (“Hardee’s”) for the supply by Pierre to Hardee’s and its licensees, franchisees, distributors and other specified persons, of all of their respective requirements for certain specified meat products through December 30, 2011.  Each Agreement is effective December 1, 2006 and as of such date, the Supply Agreement replaces that certain Amended and Restated Agreement dated May 21, 2004 between Pierre and Hardee’s, as amended, and the Formula Agreement replaces that certain Amended and Restated Formula Agreement dated May 21, 2004 between Pierre and Hardee’s, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIERRE FOODS, INC.

Date:	July 17, 2006	By:	/s/ Joseph W. Meyers
Joseph W. Meyers
Vice President, Finance